Exhibit 99


FOR IMMEDIATE RELEASE
Contact: Robert T. Hass, CFO
         (480) 967-5146

            AMTECH SYSTEMS INC. APPOINTS KPMG AS INDEPENDENT AUDITOR

     Tempe, AZ--July 11, 2002 -- Amtech Systems, Inc. (Nasdaq_NM: ASYS) ("Amtech" or the "Company") announced that its board of directors has appointed KPMG LLP ("KPMG") as the Company's independent auditor for the fiscal year ending September 30, 2002. KPMG replaces Arthur Andersen LLP and the change is effective immediately. KPMG is in the process of completing its standard client evaluation procedures and has not yet accepted the engagement. The selection of KPMG was made after careful consideration of several top-ranked public accounting firms by Amtech's board of directors, its audit committee and its management.

     For more information regarding Amtech's change of auditors, please refer to the Company's Form 8-K filing with the Securities and Exchange Commission.

     Amtech Systems, Inc. manufactures capital equipment, including silicon wafer handling automation, semiconductor processing equipment and related consumables used in fabricating semiconductor devices.